As filed with the Securities and Exchange Commission on August 30,1996
                                                  Registration No. 333-4588

                         SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D.C.  20549

                           POST-EFFECTIVE AMENDMENT NO. 1
                                         TO

                                      FORM S-1
                               REGISTRATION STATEMENT
                                        UNDER
                             THE SECURITIES ACT OF 1933


                               FRENCH FRAGRANCES, INC.
               (Exact name of registrant as specified in its charter)
           Florida                      5122                  59-0914138
      (State or other       (Primary Standard Industrial       (I.R.S.
       jurisdiction of       Industrial Classification         Employer
      incorporation or              Code Number)            Identification
        organization)                                            No.)


                               14100 N.W. 60th Avenue
                             Miami Lakes, Florida  33014
                                   (305) 620-9090
                         (Address, including zip code, and
                       telephone number, including area code,
                     of registrant's principal executive office)


                                Oscar E. Marina, Esq.
                               French Fragrances, Inc.
                               14100 N.W. 60th Avenue
                             Miami Lakes, Florida 33014
                                    (305) 620-9090
                         (Name, address, including zip code,
                           and telephone number, including
                          area code, of agent for service)

                                    Copies to:
          Thomas R. McGuigan, P.A.              Geoffrey K. Walker
            Beatriz Llorens, Esq.               Meredith Steinfeld
          Steel Hector & Davis LLP            Mayor, Day, Caldwell &
                 Suite 4000                       Keeton, L.L.P.
          200 S. Biscayne Boulevard          700 Louisiana, 19th Floor
         Miami, Florida  33131-2398            Houston, Texas 77002
               (305) 577-2850                     (713) 225-7023

                                WITHDRAWAL OF SHARES

            On June 27, 1996, Registration Statement No.333-4588, on Form S-1, of French Fragrances, Inc. (the "Company") became effective with respect to 5,750,000 shares of the Company's Common Stock, $.01 par value (the "Common Stock"). Included in such shares were 750,000 shares of Common Stock issuable to the underwriters named in the Registration Statement, pursuant to a 30-day option, solely for the purpose of covering over-allotments, if any. On July 26, 1996, the underwriters' exercised their option for 175,000 shares. At the expiration date of the option period, 575,000 shares were left unpurchased by the underwriters.

            The Company hereby withdraws from registration such 575,000 shares of Common Stock, reducing the number of registered shares to 5,175,000.

                                     SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, Florida on August 30, 1996.

                                          FRENCH FRAGRANCES, INC.


                                          By:  /s/ Rafael Kravec
                                               Rafael Kravec
                                               President and
                                               Chief Executive Officer

            Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated:

               Signature                 Title                      Date

       /s/ Rafael Kravec        President and Chief          August 30, 1996
       Rafael Kravec            Executive Officer
                                Principal Executive
                                Officer and Director)


       s/ William J. Mueller    Vice President-Operations    August 30, 1996
       William J. Mueller       and Chief Financial
                                Officer (Principal Financial
                                and Accounting Officer)


       /s/ J.W. Nevil Thomas    Chairman of the Board        August 30, 1996
       J.W. Nevil Thomas



       /s/ E. Scott Beattie     Vice Chairman of the Board   August 30, 1996
       E. Scott Beattie



       /s/ Fred Berens          Director                     August 30, 1996
       Fred Berens



       /s/ George Dooley        Director                     August 30, 1996
       George Dooley